UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, Veracyte, Inc. (the “Company”) appointed Beverly Jane Alley, the Company’s current Executive Director, Corporate Controller, as its Vice President, Corporate Controller and Principal Accounting Officer. In addition, on April 1, 2021, Mark Ho resigned from his role as the Company’s Principal Accounting Officer, Vice President Controller and accepted a position as Director, Technical Accounting and Integrations at the Company.

Ms. Alley, age 58, has served as the Company’s Executive Director, Corporate Controller since January 2021 and served as the Company’s Finance Consultant from March 2018 to January 2021. Prior to joining the Company, Ms. Alley served as Vice President and Controller at American Capital Senior Floating, Ltd., an investment management company, from November 2015 to June 2017. From November 2004 to August 2015, Ms. Alley held a variety of positions at MCG Capital Corporation, a commercial finance company, including Chief Financial Officer. Ms. Alley holds a B.B.A in Finance from the University of Oklahoma and an M.B.A. from Troy State University. Ms. Alley is a Certified Public Accountant.

Following her appointment as Principal Accounting Officer, Ms. Alley will receive an annual base salary of $275,000. In addition, the compensation committee of the board of directors of the Company approved a grant of stock options to purchase 6,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option will vest over four years with 1/4 of the shares subject to the option vesting on the one-year anniversary of Ms. Alley’s promotion date (the “Option Vesting Commencement Date”) and 1/48 of the shares vesting on each of the 36 monthly anniversaries of the Option Vesting Commencement Date thereafter.

The Company will enter into an indemnification agreement with Ms. Alley on the form previously approved by the Board and entered into with the Company’s other executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282).

There is no arrangement or understanding between Ms. Alley and any other person pursuant to which she was selected as an officer of the Company, and there are no family relationships between Ms. Alley and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Alley has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 5, 2021

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial Officer)